EXHIBIT 99.1

Aggregate, Negotiate + Share! Stock Ticker: GPOX

For Immediate Release:

GPOPlus+ Appoints Chris Harter as a Member of the Board of Directors

Chris Harter joins GPOX to strengthen Sales Channel Development and Retail Relationships.

LAS VEGAS, NV (October 24, 2022) GPO Plus, Inc. (OTCQB: GPOX), a publicly traded company of diversified Group Purchasing Organizations (GPOs) uses the power of Group Purchasing to save businesses money, announced Chris Harter has been appointed to the Board of Directors.

Chris Harter has enjoyed a distinguished career focusing on real estate private equity, finance and emerging industries including the hemp and cannabis sectors. While Chris as a young man is just getting started, his efforts lead the growth of a single family home investment portfolio from $1 Million to $70 Million in a 6 year span.

Chris began his career by forming his own executive search firm, Career Estimate. Within 18 months, Career Estimate was acquired by industry leader Arkadis Inc. and Chris began investing in startups including his own chain of CBD Stores, a golf course, and early stage crypto ventures.

Chris brings a wealth of 20+ year relationships to GPOX in retail as well as in raw materials, and external sales operations with Independent Sales Organizations (ISO) commonly referred to in the industry as “jobbers” nationwide.

“I’m very excited to join GPOX as a board member where I can add value to the strategic planning and execution of the vision created by Brett (Pojunis) and his team,” said Chris Harter. Harter continued “I’m thrilled to continue to foster growth and make connections in an industry where I have devoted much of my life’s work. I look forward to building new relationships and leveraging those I have built to achieve new levels of success.”

GPOX Chairman and CEO Brett H. Pojunis, said, “Chris is an ideal board member and resource to help GPOX scale and further its mission.” Pojunis stated, Chris has invaluable experience and his connections are second to none.”

Please connect with us on social media to view live video updates, content, and general information about GPOX and its GPOs: https://gpoplus.com/social.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Aggregate, Negotiate + Share! Stock Ticker: GPOX

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About GPOPlus+ (GPOX)

Headquartered in Las Vegas, Nevada, GPOPlus+ (OTCQB: GPOX) is a publicly traded company of diversified industry-specific Group Purchasing Organizations (GPOs). Our Purpose is to create efficient GPOs and our Mission is to create value for our GPO Members, partners, and suppliers while creating long term shareholder value.

Our Mantra:

We Aggregate, Negotiate + Share!

•	Aggregate - We aggregate the purchasing power of our Members.
•	Negotiate - We leverage buying power to negotiate discounts.
•	Share - We share the discounts with our Members and save them money.

For more information please visit www.GPOPlus.com. To activate your free GPOX Investor Account at www.GPOPlus.com/ir.

Information About Forward-Looking Statements

This press release contains “forward-looking statements” that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission.  All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. The Company expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of the Company with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the Company’s actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. The Company has no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting GPO Plus, Inc. GPOX, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Aggregate, Negotiate + Share! Stock Ticker: GPOX

Shareholder Success Team + Investor Relation Contacts:

Shareholder Success Team + Investor Inquiries:

Brett H. Pojunis, CEO

Email: ir@gpoplus.com

Shareholder’s Line: 855.935.GPOX (4769)

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Press Release Keywords:

•	GPO Plus, GPOX, OTCQB, Las Vegas, DISTRO+, Distro Plus, wholesaler, CBD, cbdGPO, Chris Harter, board member

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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